Exhibit 10.1

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is dated as of September 28, 2009, and is entered into by and among ThermoEnergy Corporation, a Delaware corporation having its principal place of business in Little Rock, Arkansas (the “Debtor”), and Empire Capital Partners, LP,  Empire Capital Partners, Ltd, Empire Capital Partners Enhanced Master Fund, Ltd, Scott A. Fine, Peter J. Richards, Focus Fund, L.P., Robert S. Trump (collectively, with The Quercus Trust, the “Secured Parties”) and The Quercus Trust, for itself and as the agent for and for the benefit of the Secured Parties (the “Agent”).  Capitalized terms not otherwise defined herein are used as defined in the Delaware Uniform Commercial Code on the date of this Agreement (the “UCC”).

WHEREAS, the Debtor is, on or about the date hereof, borrowing an aggregate of One Million, Six  Hundred Eighty Thousand Dollars ($1,680,000) from the Secured Parties pursuant to a series of 8% Secured Convertible Promissory Notes of even date herewith in favor of  the Secured Parties as further identified on Schedule I hereto (the “New Notes”); and

WHEREAS, the Secured Parties have agreed to surrender for cancellation outstanding promissory notes of the Debtor in an aggregate principal amount of Four Million Dollars ($4,000,000) as further identified on Schedule I hereto, in exchange for 8% Secured Convertible Promissory Notes in form substantially identical to the New Notes (the “Exchange Notes” and, together with the New Notes, the “Notes”); and

WHEREAS, it is a condition precedent to the Secured Parties’ making any advances to the Debtor under the New Notes and to the Secured Parties’ surrender of the Exchange Notes that the Debtor execute and deliver to the Secured Parties a security agreement in substantially the form hereof; and

WHEREAS, the Debtor wishes to grant a security interest in favor of the Secured Parties as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Grant of Security.  As consideration for the Secured Parties’ loan to the  Debtor pursuant to the Notes, the Debtor hereby grants to the Secured Parties a security interest in the entirety of the Debtor’s Membership Interest (representing an 85% beneficial ownership) in ThermoEnergy Power Systems, LLC, a Delaware limited liability Debtor (“TEPS”) and any and all proceeds from the transfer, assignment or other permitted disposition thereof (the “Collateral”).

SECTION 2.  Security for Obligations.  This Agreement secures and the Collateral is collateral security for the prompt payment or performance in full (including, without limitation, amounts that would become due but for the filing of a petition in bankruptcy), of all amounts when due under the Notes, as well as the Debtor’s performance and observance of all covenants contained herein and in the Notes (the “Obligations”).

SECTION 3.   Agent as Agent of Investors.

(a)           The Agent shall serve and act as agent for all Secured Parties and shall take such action on their behalf under the provisions of this Agreement and shall exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein.

(b)           The Agent and the Debtor acknowledge and agree that each Note is secured by a security interest in the Collateral and that the priorities of the security interests which secure each  Secured Party’s  respective Note or Notes and its or his rights in and to the Collateral which secures such Notes shall at all times be equal and that each shall share and be equal in priority and rights with the other Secured Parties.

(c)           In the event that an Event of Default occurs, and a Secured Party gives the Agent notice thereof, the Agent shall immediately thereafter (i) give written notice of the Event of Default to all Secured Parties, and (ii) commence enforcement, collection (including judicial or nonjudicial foreclosure) or similar proceeding with respect to the Collateral; provided that while the Agent may take immediate action in its discretion in order to attempt to preserve the rights of the Secured Parties hereunder, the Agent (a) shall not be required to take any action hereunder unless and until, if requested by the Agent, the Agent receives direction from a Majority in Interest of the Secured Parties (determined on the basis of the principal amounts of the Notes), and (b) shall take such all such actions to enforce this Agreement and to realize upon, collect and dispose of the Collateral or any portion thereof as may be directed by a Majority-in-Interest of the Secured Parties; provided that the Agent shall not be required to take any action that is contrary to law or to the terms of this Agreement, or that would subject it or any of its employees or agents to liability.

(d)           The Agent acknowledges and agrees that this Agreement and the terms and provisions hereof are solely for the benefit of the Secured Parties and shall not benefit in any way any other person or entity, including, without limitation, the Debtor or any of its guarantors.  Nothing in this Agreement is intended to affect, limit or in any way diminish the security interests which the Secured Parties claim in the assets of the Debtor insofar as the rights of the Debtor and third parties are concerned.  The Agent, on behalf of all Secured Parties, specifically reserves any and all of their respective rights, security interests and rights to assert security interests against the Debtor and any third parties, including guarantors.

(e)           The Debtor, the Secured Parties and the Agent acknowledge and agree that each Secured Party’s respective rights and priorities with respect to the Collateral shall exist and be enforceable against the Collateral only by the Agent on behalf of all Secured Parties in accordance with the terms hereof, independent of the time or order of attachment or perfection of such Secured Party’s respective security interest, or the time or order of filing of financing statements.  The subordinations, agreements and priorities set forth in this Agreement shall remain in full force and effect regardless of whether any Secured Party in the future seeks to rescind, amend, terminate or reform, by liquidation or otherwise, its or his respective agreements with the Debtor.

(f)           The Debtor, the Secured Parties and the Agent acknowledge and agree that the indebtedness and payment obligations of the Debtor with respect to each Note shall be of equal priority, no Note shall have a priority of payment over or be subordinate to any other Note, and any and all property, Proceeds or other payments received by the Agent in connection with its enforcement of the Secured Parties’ security interests as contemplated herein shall be applied promptly by the Agent to the payment to the Secured Parties pari passu of all outstanding amounts owed under their respective Notes.

(g)           Subject to the shared priority and respective rights of the Secured Parties set forth in this Agreement, the Agent, on behalf of the Secured Parties, shall be entitled to obtain loss payee endorsements and additional insured status with respect to any and all policies of insurance now or hereafter obtained by the  Debtor insuring against casualty or other loss to any property of the Debtor in which any Secured Party may have a security interest, and, in connection therewith, may file claims, settle disputes, make adjustments and take any and all other action otherwise then permitted to each Secured Party with regard thereto, which it may deem advisable with respect to any assets of the Debtor.

(h)           Neither the Agent  nor any officer or agent thereof shall be liable to the Debtor or the Secured Parties for monetary damages for any action taken or omitted to be taken by the Agent except for liability (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (ii) for any transaction from which the Agent or such officer or agent thereof derived an improper personal benefit.

(i)           The Debtor shall indemnify and hold harmless the Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys’ fees) of any kind whatsoever which may be imposed on, incurred by or asserted against the Agent in connection with or in any way arising out of this Agreement; provided, however, that the Debtor shall not be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.   The Debtor shall upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Secured Parties hereunder, or (iv) the failure by the Debtor to perform or observe any of the provisions hereof.   In the event the Debtor fails to comply with its obligations under this Section 4(i), after commercially practicable efforts by the Agent to obtain such compliance, each of the Secured Parties agrees to contribute and pay to the Agent its or his pro rata share of all such obligations

SECTION 4.  Representations, Warranties and Covenants. The Debtor represents, warrants and covenants as follows:

(a)           The Debtor is a corporation existing and in good standing under the laws of the State of Delaware.

(b)           TEPS is a limited liability company existing and in good standing under the laws of the State of Delaware.

(c)           The Debtor is duly empowered and authorized to enter into and perform its obligations under this Agreement and all other instruments and transactions contemplated hereby or relating hereto.  The Debtor is duly empowered and authorized to own and to grant security interests in the Collateral.  The execution, delivery and performance by the Debtor of this Agreement, of the Notes and of all other instruments contemplated hereby do not and will not violate any law or any provision of, nor be grounds for acceleration under, any agreement, indenture, note or instrument which is binding upon the Debtor, including without limitation, the Debtor’s Certificate of Incorporation, By-Laws and any other loan or security agreements to which the Debtor is a party or by which the Debtor or its property is bound.

(d)           Assuming the due filing of a financing statement in proper form with the Secretary of State of the State of Delaware, the security interest granted to the Secured Party pursuant to this Agreement is a valid, perfected first-priority security interest in the that portion of the Collateral in which a security interest may be perfected under the UCC.

(e)           The Debtor shall not hereafter transfer, assign or otherwise dispose of the Collateral without the Agent’s prior written consent.  The Debtor shall not create, permit or suffer to exist, and shall take such other action as is necessary to remove, any claim to or interest in the Collateral, and shall defend the right, title and interest of the Secured Parties in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein.

SECTION 5.  Agent’s Appointment as Attorney-in-Fact.  The Debtor hereby irrevocably constitutes and appoints, from and after the occurrence of a default by the Debtor in its obligations under the Notes or under this Agreement, the Agent and any officer or agent thereof, with full power of substitution, as the Debtor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in the Agent’s own name as agent hereunder for the Secured Parties, from time to time in the Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this agreement and, without limiting the generality of the foregoing, hereby grants to the Agent the power and right, on behalf of the Debtor, without notice to or assent by Debtor to execute, file and record all such financing statements, certificates of title and other certificates of registration and operation and similar documents and instruments as the Agent may deem necessary or desirable to protect, perfect and validate the Secured Parties’ security interest.

The Debtor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable so long as any amount of principal or accrued interest under the Notes remains unpaid.

The powers conferred upon the Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Agent to exercise any such powers.  The Agent shall be accountable only for amounts that the Agent actually receives as a result of the exercise of such powers and neither the Agent nor any of its partners, officers, directors, employees or agents shall be responsible to the Debtor or the other Secured Parties for any act or failure to act, except for the Agent’s own gross negligence or willful misconduct.

SECTION 6.   Remedies.  If a default by the Debtor in its Obligations shall have occurred and be continuing (an “Event of Default”), the Agent shall have all of the rights and remedies which secured parties may have under the UCC or other applicable law or at equity, and may do, at its option, one or more of the following, with or without further notice to the Debtor:

(a)           Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable;

(b)           Appropriate, set off and apply to any or all of the Obligations, any or all Collateral in such manner as the Secured Party may determine; and/or

(c)           Foreclose the security interest created under this Agreement or under any other agreement relating to the Collateral by any procedure permitted under the UCC, with or without judicial process.

SECTION  7.  Termination of Security Interest.  The Secured Parties’ security interest in the Collateral shall be extinguished when (a) the Debtor completes performance of all Obligations.

SECTION  8.  Governing Law.  This Agreement and the rights of the parties shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law.  Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in or having jurisdiction over Wilmington, Delaware in any action that may be brought for the enforcement of this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum  In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in the Notes or (ii) in any other manner permitted by law..

SECTION  9.  Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation and in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION  10.     General.  No Secured Party shall be deemed to have waived any of its respective rights hereunder or under any other agreement, instrument or paper signed by the Debtor unless such waiver be in writing and signed by the Agent (with respect to the Secured Parties’ rights and interest under the Notes or under this Agreement) or by such Secured Party (With respect to any other rights).  No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right.  All of the Secured Parties’ rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.  The provisions hereof shall, as the case may require, bind or inure to the benefit of, the respective heirs, successors, legal representatives and assigns of the Debtor, the Agent and the Secured Parties.

SECTION 11.  Amendments.  This Agreement may be amended or modified only by a written instrument executed by each party hereto.

SECTION 12.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Debtor, the Agent and the other Secured Parties have caused this Agreement to be duly executed as of the date first above written.

Debtor:		Agent:

ThermoEnergy Corporation		The Quercus Trust

By:	/s/ Dennis C. Cossey	By:	/s/ David Gelbaum

Secured Party:		Secured Party:

Empire Capital Partners, lp		Empire Capital Partners, ltd
By: Empire gp, llc, its General Partner		By: Empire Capital Management, llc,
its Investment Manager

By:	/s/ Peter J. Richards
		By:	/s/ Peter J. Richards

Secured Party:		Secured Party:

Empire Capital Partners Enhanced Master Fund, ltd
By: Empire Capital Management, llc,		/s/ Scott A Fine
its Investment Manager		Scott A. Fine

By:	/s/ Peter J. Richards

Secured Party:		Secured Party:

/s/ Peter J. Richards
Peter J. Richards		/s/ Robert S. Trump
Robert S. Trump

Secured Party:

Focus Fund, l.p.

		By:	/s/ J. Winder Hughes III

Schedule I

New Notes

Note Holder	Principal Amount
Empire Capital Partners, LP	$133,333
Empire Capital Partners, Ltd	$133,333
Empire Capital Partners Enhanced Master Fund, Ltd	$133,333
Robert S. Trump	$1,000,000
The Quercus Trust	$250,000
The Quercus Trust	$30,000

Schedule II

Exchanged Notes

Note Holder	Date	Principal Amount
Empire Capital Partners, LP	April 24, 2009	$100,000
Empire Capital Partners, Ltd	April 24, 2009	$100,000
Empire Capital Partners Enhanced Master Fund, Ltd	April 24, 2009	$100,000
Scott A. Fine	April 24, 2009	$100,000
Peter J. Richards	April 24, 2009	$100,000
Robert S. Trump	December 19, 2008	$500,000
Focus Fund, L.P.	July 31, 2009	$600,000
The Quercus Trust	June 25, 2009	$150,000
The Quercus Trust	February 11, 2009	$250,000
The Quercus Trust	September 15, 2008	$2,000,000